Exhibit 99.1
INVERNESS MEDICAL INNOVATIONS ANNOUNCES
SECOND QUARTER 2007 RESULTS

WALTHAM, MA...August 1, 2007...Inverness Medical Innovations, Inc. (AMEX: IMA), a leading manufacturer and supplier of rapid diagnostic products for the consumer and professional markets, today announced its financial results for the quarter ended June 30, 2007.
In the second quarter of 2007, the Company recorded net revenue of $155.0 million compared to net revenue of $139.7 million in the second quarter of 2006. The revenue increase was primarily due to increased sales in our Professional Diagnostic segment contributed by businesses acquired during 2006 and the first half of 2007, including Med-Ox, Instant Technologies, Promesan, Orange Medical, QAS and Biosite, which contributed $18.2 million of the revenue increase, along with organic growth, partially offset by a decrease in royalty revenues. Net revenues earned in the quarter were adversely impacted by the May 17, 2007 completion of the joint venture for our Consumer Diagnostics business with the Procter & Gamble Company, along with weak sales in our Vitamin and Nutritional business.
For the second quarter of 2007, the net loss prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $54.7 million, or $1.17 per diluted common share, compared to net loss of $10.6 million, or $0.33 per common share, for the second quarter of 2006. The Company reported adjusted cash basis net income of $11.8 million, or $0.24 per diluted common share, for the second quarter of 2007, compared to adjusted cash basis net income of $3.2 million, or $0.09 per diluted common share, for the second quarter of 2006.
The Company’s GAAP results for the second quarter of 2007 include amortization of $10.1 million, $0.4 million of restructuring charges, $47.3 million of stock-based compensation expense, of which $45.2 million relates to costs associated with stock option acceleration and conversion in connection with our recent acquisition of Biosite, Inc., a $1.2 million charge related to the write-up to fair market value of inventory acquired in connection with our accounting for the Biosite acquisition, $15.4 million of deferred financing costs and prepayment premium related to the repayment of outstanding debt in conjunction with our financing arrangements related to our Biosite acquisition, offset by a $1.9 million foreign exchange gain on the settlement of intercompany notes. GAAP results for the second quarter of 2006 include amortization of $6.0 million, a net $4.4 million restructuring charge, including a $9.9 million charge to cost of sales and operating expenses related to the closures of our ABI and CDIL facilities and a charge for excess equipment offset by income of $5.5 million from a foreign exchange gain associated with the final closure of our CDIL operation in Ireland, $1.2 million of non-cash stock-based compensation expense and a $3.2 million net loss on dispositions. The $3.2 million net loss on dispositions resulted from a $4.6 million loss associated with management’s decision to dispose of the Company’s Scandinavian Micro Biodevices ApS (SMB) research operation, offset by a $1.4 million gain on the sale of an idle manufacturing facility. These amounts, net of tax, have been excluded from the adjusted cash basis net income per common share for the respective quarters.
A detailed reconciliation of the Company’s adjusted cash basis net income, which is a non-GAAP financial measure, to net loss under GAAP, as well as a discussion regarding this non-GAAP financial measure, is included in the schedules to this press release.
The Company will host a conference call beginning at 10:00 a.m. (Eastern Time) today, August 1, 2007, to discuss these results as well as other corporate matters. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.
The conference call can be accessed by dialing 973-935-8765 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com. It is also available via link at http://orion.calleci.com/servlet/estreamgetevent?id=7962&folder=webstream using Real Player or via link at http://orion.calleci.com/servlet/estreamgetevent?id=7961&folder=webstream using Windows Media. A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 9061890. That replay will be available until 12:00 midnight (Eastern Time) on August 4, 2007. An on-demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.cfm) two hours after the end of the call and will be accessible for 30 days. Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 30 days.
For more information about Inverness Medical Innovations, please visit our website at http://www.invernessmedical.com.
Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women’s health and cardiology. The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. The Company is headquartered in Waltham, Massachusetts.
Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Three Months Ended June 30, 2007						Three Months Ended June 30, 2006
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash		GAAP		Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		Restated		Adjustments		Basis (a)
Net revenue	$154,965		$—		$154,965		$139,713		$—		$139,713
Cost of sales	88,625		(4,545	)(c)(d)(f)	84,080		91,217		(10,313	)(b)(c)(d)	80,904

Gross profit	66,340		4,545		70,885		48,496		10,313		58,809
Gross margin	43%				46%		35%				42%

Operating expenses:
Research and development	12,110		(1,161	)(c)(d)	10,949		13,114		(3,551	)(b)(c)(d)	9,563
Selling, general and administrative	95,775		(53,141	)(b)(c)(d)	42,634		40,368		(3,299	)(b)(c)(d)	37,069
Loss on dispositions, net	—		—		—		3,191		(3,191	)(e)	—

Operating income	(41,545)		58,847		17,302		(8,177)		20,354		12,177
Interest and other income (expense), net	(15,803)		13,570	(c)(g)(h)	(2,233)		(1,581)		(5,516	)(b)	(7,097)
Income tax (benefit) provision	(2,674)		5,931	(i)	3,257		798		1,122	(i)	1,920

Net (loss) income	$(54,674)		$66,486		$11,812		$(10,556)		$13,716		$3,160

Net (loss) income per common share:
Basic	$(1.17)				$0.25		$(0.33)				$0.10

Diluted	$(1.17	)(j)			$0.24	(k)	$(0.33	)(j)			$0.09	(k)

Weighted average common shares — basic	46,671				46,671		32,445				32,445
Weighted average common shares — diluted	46,671	(j)			48,512	(k)	32,445	(j)			33,756	(k)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)	Restructuring charge associated with the decision to close facilities of $0.4 million and $4.4 million for the three months ended June 30, 2007 and 2006, respectively. The $0.4 million charge for the three months ended June 30, 2007 was charged to selling, general and administrative. The $4.4 million charge for the three months ended June 30, 2006 includes: $7.0 million charged to cost of sales, $2.6 million charged to research and development and $0.3 million charged to selling, general and administrative expense, offset by a $5.5 million foreign currency gain resulting from the closure of our CDIL operation in Ireland recorded to other income.

(c)	Amortization expense of $10.1 million and $6.0 million included in the second quarter of 2007 and 2006 GAAP results, respectively, including $3.3 million and $3.2 million charged to cost of sales, $0.7 million and $0.7 million charged to research and development and $6.0 million and $2.1 million charged to selling, general and administrative, in the respective quarters, with $0.1 million charged to other income during the 2007 quarter.

(d)	Compensation costs of $47.3 million and $1.2 million associated with stock-based compensation expense, including $0.1 million and $0.1 million charged to cost of sales, $0.5 million and $0.3 million charged to research and development and $46.7 million and $0.8 million charged to selling, general and administrative, in the respective quarters. The $46.7 million charged to selling, general and administrative during the 2007 quarter includes $45.2 million of costs associated with stock option acceleration and conversion in connection with our recent acquisition of Biosite, Inc.

(e)	A net loss of $3.2 million resulting from a loss of $4.6 million associated with management’s decision to dispose of our SMB research operation, offset by a $1.4 million gain on the sale of an idle manufacturing facility.

(f)	A write-off in the amount of $1.2 million during the 2007 quarter, relating to an inventory adjustment recorded in connection with the acquisition of Biosite, Inc.

(g)	A charge of $15.4 million associated with the write-off of debt origination costs and a prepayment premium paid upon early extinguishment of related debt during the 2007 quarter, in conjunction with our financing arrangements related to our Biosite acquisition.

(h)	A $1.9 million foreign currency gain realized on the settlement of intercompany notes during the 2007 quarter.

(i)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g) and (h).

(j)	For the three months ended June 30, 2007 and 2006, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(k)	Included in the weighted average diluted common shares for the calculation of net income per common share for the three months ended June 30, 2007, on an adjusted cash basis, are dilutive shares consisting of 1,841,000 common stock equivalent shares from the potential exercise of stock options and warrants. Included in the weighted average dilutive common shares for the calculation of net income per common share for the three months ended June 30, 2006, on an adjusted cash basis, are dilutive shares consisting of 1,311,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 1,513,000 common stock equivalent shares from the potential conversion of convertible debt securities for the three months ended June 30, 2007 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and
Reconciliation to Non-GAAP Adjusted Cash Basis Amounts
(in $000s, except per share amounts)

	Six Months Ended June 30, 2007						Six Months Ended June 30, 2006
					Non-GAAP						Non-GAAP
					Adjusted						Adjusted
			Non-GAAP		Cash				Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)		GAAP		Adjustments		Basis (a)
Net revenue	$313,944		$—		$313,944		$267,534		$—		$267,534
Cost of sales	169,266		(7,673	)(c)(d)(f)	161,593		166,784		(13,102	)(b)(c)(d)	153,682

Gross profit	144,678		7,673		152,351		100,750		13,102		113,852
Gross margin	46%				49%		38%				43%

Operating expenses:
Research and development	24,119		(2,224	)(c)(d)	21,895		23,724		(4,492	)(b)(c)(d)	19,232
Selling, general and administrative	146,765		(57,528	)(b)(c)(d)	89,237		77,028		(5,804	)(b)(c)(d)	71,224
Loss on dispositions, net	—		—		—		3,191		(3,191	)(e)	—

Operating income	(26,206)		67,425		41,219		(3,193)		26,589		23,396
Interest and other income (expense), net	(18,958)		13,887	(c)(g)(h)	(5,071)		(7,730)		(4,278	)(b)	(12,008)
Income tax provision	3,205		6,798	(i)	10,003		2,263		1,505	(i)	3,768

Net (loss) income	$(48,369)		$74,514		$26,145		$(13,186)		$20,806		$7,620

Net (loss) income per common share:
Basic	$(1.06)				$0.57		$(0.42)				$0.24

Diluted	$(1.06	)(j)			$0.55	(k)	$(0.42	)(j)			$0.24	(k)

Weighted average common shares — basic	45,565				45,559		31,141				31,141
Weighted average common shares — diluted	45,565	(j)			47,361	(k)	31,141	(j)			32,401	(k)

(a)	In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business. In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant. Due to the frequency of their occurrence in its business, the Company does not adjust net income or loss for the costs associated with litigation, including payments made or received through settlements. Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner. It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b)	Restructuring charge associated with the decision to close facilities of $1.0 million and $6.5 million for the six months ended June 30, 2007 and 2006, respectively. The $1.0 million charge for the six months ended June 30, 2007 was charged to selling, general and administrative. The $6.5 million charge for the six months ended June 30, 2006 includes: $7.7 million charged to cost of sales, $2.6 million charged to research and development and $0.5 million charged to selling, general and administrative expense, offset by a $4.3 million net foreign currency gain resulting from the closure of our CDIL operation in Ireland recorded to other income.

(c)	Amortization expense of $16.6 million and $10.0 million in the first six months of 2007 and 2006 GAAP results, respectively, including $6.3 million and $5.2 million charged to cost of sales, $1.5 million and $1.4 million charged to research and development and $8.6 million and $3.4 million charged to selling, general and administrative, in the respective periods, with $0.2 million charged to other income during the six months ended June 30, 2007.

(d)	Compensation costs of $48.9 million and $2.5 million associated with stock-based compensation expense, including $0.2 million and $0.2 million charged to cost of sales, $0.7 million and $0.6 million charged to research and development and $48.0 million and $1.7 million charged to selling, general and administrative. The $48.0 million charged to selling, general and administrative during the six months ended June 30, 2007 includes $45.2 million of costs associated with stock option acceleration and conversion in connection with our recent acquisition of Biosite, Inc.

(e)	A net loss of $3.2 million during the six months ended June 30, 2006, resulting from a loss of $4.6 million associated with management’s decision to dispose of our SMB research operation, offset by a $1.4 million gain on the sale of an idle manufacturing facility.

(f)	A write-off in the amount of $1.2 million during the six months ended June 30, 2007, relating to an inventory adjustment recorded in connection with the acquisition of Biosite, Inc.

(g)	Charges totaling $15.6 million associated with the write-off of debt origination costs and a prepayment premium paid upon early extinguishment of related debt during the six months ended June 30, 2007, in conjunction with our financing arrangements related to our Biosite acquisition.

(h)	A $1.9 million foreign currency gain realized on the settlement of intercompany notes during the six months ended June 30, 2007.

(i)	Tax effect on adjustments as discussed above in notes (b), (c), (d), (e), (f), (g) and (h).

(j)	For the six months ended June 30, 2007 and 2006, potential dilutive shares were not used in the calculation of diluted net loss per common share under GAAP because inclusion thereof would be antidilutive.

(k)	Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2007, on an adjusted cash basis, are dilutive shares consisting of 1,796,000 common stock equivalent shares from the potential exercise of stock options and warrants. Included in the weighted average diluted common shares for the calculation of net income per common share for the six months ended June 30, 2006, on an adjusted cash basis, are dilutive shares consisting of 1,261,000 common stock equivalent shares from the potential exercise of stock options and warrants. Potential dilutive shares consisting of 761,000 common stock equivalent shares from the potential conversion of convertible debt securities for the six months ended June 30, 2007 were not used in the calculation of diluted net income per common share, on an adjusted cash basis, because inclusion thereof would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in $000s)

	June 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$164,291	$71,104
Accounts receivable, net	115,676	100,388
Inventories, net	131,543	78,322
Prepaid expenses and other current assets	115,354	25,730

Total current assets	526,864	275,544

PROPERTY, PLANT AND EQUIPMENT, NET	247,986	82,312
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	2,263,119	679,002
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	150,078	48,913

Total assets	$3,188,047	$1,085,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$15,347	$8,088
Other current liabilities	226,287	134,143

Total current liabilities	241,634	142,231

LONG-TERM LIABILITIES:
Notes payable, net of current portion	1,398,253	194,888
Deferred tax liability	137,728	23,984
Deferred gain on joint venture	302,770	—
Other long-term liabilities	19,751	10,530

Total long-term liabilities	1,858,502	229,402

TOTAL STOCKHOLDERS’ EQUITY	1,087,911	714,138

Total liabilities and stockholders’ equity	$3,188,047	$1,085,771